                                                                    EXHIBIT 3(i)

                               SECRETARY OF STATE

                    [THE GREAT SEAL OF THE STATE OF NEVADA]

                                STATE OF NEVADA



                               CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CREATIVE SYSTEMS, INC. did on FEBRUARY 19, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson city, Nevada, on FEBRUARY 20, 1997.


                                   /s/  DEAN HELLER
                                   ----------------------------------------
                                             Secretary of State
[THE GREAT SEAL OF
THE STATE OF NEVADA]
                                   By  /s/ Beverly J. Davenport
                                   ----------------------------------------
                                             Certification Clerk

             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          FEB 19 1997
         NO. C3328-97
        /s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE



                           ARTICLES OF INCORPORATION
                                       OF
                             CREATIVE SYSTEMS, INC.

                              a Nevada Corporation



     FIRST. The name of the corporation is:

                             CREATIVE SYSTEMS, INC.

     SECOND. The resident agent for this corporation shall be:

                            SAGE INTERNATIONAL INC.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 TERMINAL WAY, SUITE 209, RENO, NEVADA 89502, located in WASHOE COUNTY, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.

     FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is TWENTY FIVE THOUSAND (25,000) shares of stock with NO PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

NAME                          POST OFFICE ADDRESS
----                          -------------------
CHERI S. HILL                 1135 TERMINAL WAY, SUITE 209
                              RENO, NEVADA 89502




                                 1 of 3 pages.

     SIXTH. After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

     SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME                          POST OFFICE ADDRESS
----                          -------------------
CHERI S. HILL                 1135 TERMINAL WAY, SUITE 209
                              RENO, NEVADA 89502

     EIGHTH. The corporation is to have a perpetual existence.

     NINTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omission which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

     TENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.



                                 2 of 3 pages.

     I, THE UNDERSIGNED, being the Incorporator hereinabove named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and accordingly have hereunto set my hand FEBRUARY 18, 1997.




/s/ CHERI S. HILL
----------------------------
CHERI S. HILL, Incorporated



STATE OF NEVADA
COUNTY OF WASHOE

On FEBRUARY 18, 1997, before me, the undersigned, a Notary Public in and for said County and State, personally appeared CHERI S. HILL, personally known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.


/s/ V.R. SWEET                  [SEAL]                   V.R. SWEET
---------------------                         Notary Public - State of Nevada
Notary Public                              Appointment Recorded in Washoe County
                                            MY APPOINTMENT EXPIRES AUG. 1, 1997


                          CERTIFICATE OF ACCEPTANCE OF
                         APPOINTMENT BY RESIDENT AGENT

SAGE INTERNATIONAL, INC., hereby accepts appointment as Resident Agent of CREATIVE SYSTEMS, INC. in accordance with NRS 78.090.


SAGE INTERNATIONAL, INC.


By:  /s/ CHERI S. HILL
    ------------------------------                       Date: FEBRUARY 18, 1997
     CHERI S. HILL, Senior V.P.

                                 3 of 3 pages.

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (BEFORE PAYMENT OF CAPITAL OR ISSUANCE OF STOCK)



     CHERI S. HILL         and
---------------------------     -----------------------------------
Name of Incorporator                Name of Incorporator

certify that:

1. They constitute at two-thirds of the original incorporators of CREATIVE SYSTEMS, INC., a Nevada corporation.

2. The original Articles were filed in the Office of the Secretary of State on FEBRUARY 19, 1997.

3. As of the date of this certificate, no stock of the corporation has been issued.

4. They hereby adopt the following amendments to the articles of incorporation of this corporation:

      Article FIRST is amended to read as follows:


      The name of the corporation: CORE SYSTEMS, INC.



             FILED
     IN THE OFFICE OF THE                  /s/ CHERI S. HILL
   SECRETARY OF STATE OF THE               ------------------------------------
        STATE OF NEVADA                               Signature
          MAY 26 1998
         NO. C3328-97
        /s/ DEAN HELLER                    /s/
DEAN HELLER, SECRETARY OF STATE            ------------------------------------
                                                      Signature


State of NEVADA

County of WASHOE

On MAY 20, 1998, personally appeared before me, a Notary Public

CHERI S. HILL, who acknowledged that SHE executed the above instrument.

Signature /s/ V. R. Sweet                             V. R. SWEET
         ------------------------           Notary Public - State of Nevada
                                  [SEAL]  Appointment Recorded in Washoe County
                                           No: 93-4205-2 - EXPIRES AUG. 1, 2001









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             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          MAR 25 1999
         NO. C3328-97
        /s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (AFTER ISSUANCE OF STOCK)

                               Core Systems, Inc.
              ---------------------------------------------------
                              Name of Corporation

     We the undersigned                  Tasso Tsalamandris                  and
                        ----------------------------------------------------
                                    President or Vice President

Tasso Tsalamandris                 of          Core Systems, Inc.
---------------------------------     ------------------------------------------
Secretary or Assistant Secretary                 Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 1st day of March, 1999, adopted a resolution to amend the original articles as follows:

          Article Fourth is hereby amended to read as follows:

          That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with .001 PAR VALUE, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                    [Signature Illegible]
                                               --------------------------------
                                                 President or Vice President


                                                    [Signature Illegible]
                                               --------------------------------
                                               Secretary or Assistant Secretary


State of  NEVADA
        ------------------
County of  WASHOE
         -----------------
On  MARCH 11, 1999   , personally appeared before me, a Notary Public
   ------------------
   TASSO TSALAMANDRIS                                    , who acknowledged that
---------------------------------------------------------
he executed the above instrument.

Signature /s/ V.R. SWEET           [SEAL]    V.R. SWEET
         -------------------              Notary Public - State of Nevada
                                          Appointment recorded in Washoe County
                                          No. 93-4205-2  EXPIRES AUG. 1, 2001